UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 9, 2026

Date of Report (Date of Earliest Event Reported)

Fortive Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	001-37654 (Commission File Number)	47-5654583 (I.R.S. Employer Identification No.)

6920 Seaway Blvd Everett, WA 98203 (Address of principal executive offices)

Registrant’s telephone number, including area code: (425) 446-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common stock, par value $.01 per share	FTV	New York Stock Exchange
3.700% Notes due 2029	FTV29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 9, 2026, Fortive Corporation (the “Company”) held the annual meeting of shareholders of the Company (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on the following three proposals:

Proposal 1: To elect the eight director nominees named in the Proxy Statement, each for a one-year term expiring at the 2027 annual meeting and until his or her respective successor is duly elected and qualified. Each nominee for director was elected by a vote of the shareholders as follows:

	For	Against	Abstain	Broker Non-Votes
Daniel L. Comas	278,928,126	2,820,139	59,356	8,872,467
Sharmistha Dubey	275,112,249	6,634,401	60,971	8,872,467
Rejji P. Hayes	279,148,160	2,599,621	59,840	8,872,467
Wright L. Lassiter III	278,900,251	2,847,808	59,562	8,872,467
Kate D. Mitchell	271,853,197	9,895,494	58,930	8,872,467
Gregory J. Moore	276,246,284	5,501,447	59,890	8,872,467
Jeannine Sargent	268,819,357	12,929,179	59,085	8,872,467
Olumide Soroye	281,242,738	504,101	60,782	8,872,467

Proposal 2: To approve on an advisory basis the Company’s named executive officer compensation. The proposal was approved by a vote of the shareholders as follows:

For	265,946,471
Against	15,686,260
Abstain	174,890
Broker Non-Votes	8,872,467

Proposal 3: To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. The proposal was approved by a vote of the shareholders as follows:

For	274,297,484
Against	16,324,999
Abstain	57,605

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTIVE CORPORATION

By:	/s/ Daniel B. Kim
	Name:	Daniel B. Kim
	Title:	Vice President, Associate General Counsel and Secretary

Date: June 11, 2026